Exhibit 99.2

NightHawk Biosciences Announces Strategic Shift into a Pure-Play Large Molecule
Biomanufacturing CDMO to Capitalize on Rapid Growth in Sales Pipeline
along with Divestiture of Non-Core Assets

Over $20 million in signed manufacturing contracts which include premier biotech/pharma companies and research institutes

Elusys divestiture and R&D cuts expected to eliminate over $40 million in commitments and reduce annual operating expenses by more than $13 million

Durham, NC – December 12, 2023 – NightHawk Biosciences (NYSE American: NHWK) today (“NightHawk” or the “Company”) announced its strategic shift into a pure-play biomanufacturing Contract Development & Manufacturing Organization (CDMO), as well as the divestiture of certain non-core assets, in order to focus on the growing sales within its Scorpius BioManufacturing, Inc. subsidiary (“Scorpius”). The Company has booked contracts thus far in 2023, Scorpius’ first full year of operation that are expected to generate over $20 million in revenue, a substantial portion of which will be recognized over the next year. To facilitate this strategic shift, the Company has divested its Elusys subsidiary and related assets, and has eliminated most of its R&D and associated expenses to focus its resources on growing and expanding Scorpius.

The assets will be acquired by a private company established by Jeff Wolf, CEO of NightHawk, which will assume Elusys’ contracted financial commitments, currently estimated at over $40 million. Under the terms of the transaction, the private company will also provide an upfront payment of $500,000, a note for $2.25 million that is convertible into shares of NightHawk’s common stock subject to receipt of stockholder approval, and royalties of 3% on all of Elusys’ gross sales until June 30, 2031. The royalties are subject to a mandatory minimum payment of $5 million during the first five years of such royalty term. The divestiture of Elusys and R&D cuts are expected to reduce the Company’s annual operating expenses by over $13 million and fully eliminate the need for NightHawk to raise capital to support Elusys’ programs.

Jeff Wolf, Chief Executive Officer of NightHawk and Elusys following the closing, commented, “Given the strength of our CDMO operations at Scorpius, we have made the strategic decision to refocus our efforts around those activities that hold the potential to generate meaningful cash flow while substantially reducing non-core costs and associated overhead.  Scorpius booked $3 million in contracted sales in 2022, which has grown to over $20 million in contracted sales thus far in 2023. As contracted sales are generally recognized as revenue as work is performed, we expect to recognize substantial revenue on these booked contracts in 2024. We also have a very significant and growing sales pipeline, which includes contracts from premier pharma and biotech companies, as well as leading research institutes. We expect to close a number of new contracts before year-end and believe the growth in our sales pipeline is strong validation of the meaningful investments we have made in our Scorpius subsidiary.  As we continue to grow our revenue and leverage our fixed costs, we expect our CDMO business to generate high margins and long-term profitability.”

Mr. Wolf added, “There is a significant shortage of clinical scale biologic manufacturing capacity within the industry as a result of growing demand for large molecule CDMO services. In turn, this has led to significant M&A activity within the sector.  We believe we are extremely well positioned to capitalize on these trends given our state-of-the-art facility, experienced and dedicated team, broad service offering, and robust sales pipeline.”

John Prendergast, Ph.D., NightHawk’s lead director stated, “The divestiture of our non-core assets enables NightHawk to focus its resources on growing its Scorpius subsidiary, and will result in the immediate elimination of approximately $40 million of contractual obligations and reduction of over $13 million in operating expenses per year.  Moreover, NightHawk will receive both an upfront cash payment, as well as a $2.25 million convertible loan and at least $5 million in royalties on future Elusys gross payment receipts for approximately 7.5 years.  This was vetted and approved by an independent committee of the board to be in the best long-term interests of NightHawk and its shareholders. As a pure-play CDMO, the board of NightHawk believes that NightHawk now has the opportunity to create substantial shareholder value in an underserved marketplace.”

Mr. Wolf further noted, “The senior management team and board of directors are laser-focused on transforming our company into a revenue-generating CDMO. We have shuttered most all of our research, substantially cut costs and divested our non-core assets to achieve this. Our interrelated goals are clear; provide the highest quality manufacturing services to our CDMO customers and focus on driving near and long-term revenue. We believe this strategic shift and divestiture of non-core assets will not only enhance our balance sheet and cashflow, but also drive meaningful returns to our shareholders for years to come.”

NightHawk Biosciences, Inc.

NightHawk Biosciences, through its Scorpius BioManufacturing subsidiary, is an integrated contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic and cell therapy programs to the clinic and beyond. Scorpius offers a broad array analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit: www.nighthawkbio.com or www.scorpiusbiologics.com, and also follow us on Twitter.

Forward Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements such as booking over $20 million in booked contracts in 2023 alone; the Elusys divestiture and research and development cuts to eliminating over $40M of commitments and reducing annual operating expenses by more than $13 million;  recognizing substantial revenue on contracts next year; closing a number of new contracts before year-end; the growth in the Company’s sales pipeline being strong validation of the meaningful investments it has made in its Scorpius subsidiary; the CDMO business generating high margins and achieving long-term profitability; being extremely well positioned to capitalize on trends given the Company’s state-of-the-art facility, broad service offering, and robust sales pipeline; the reduction in personnel and other expenses substantially reducing the Company’s operating expenses; transforming the Company into a revenue-generating CDMO; providing the highest quality manufacturing services to CDMO customers and driving near and long-term revenue; and the strategic shift into a pure-play, large molecule CDMO and divestiture of non-core assets, enhancing the Company’s balance sheet and cashflow and also helping to  drive meaningful returns for shareholders for years to come.  Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate over $20 million in future revenue from manufacturing contracts booked in 2023; the Company’s ability to close on a number of new CDMO contracts before year-end; the Company’s ability to continue to grow revenue, leverage fixed costs and achieve long-term profitability; the Company’s ability to create substantial shareholder value as a pure-play CDMO in an underserved marketplace; the Company’s financing needs, its cash balance  being sufficient to sustain operations  and its ability to raise capital when needed, the Company’s ability to successfully operate as a CDMO, he continued maintenance and growth of the Company’s and its subsidiaries’ patent estates the ability to obtain regulatory approval or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s ability to successfully promote its services and compete as  a pure- play CDMO, and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Qs and any other filings the Company makes with the SEC. The information in this presentation is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman
+1 919 289 4017
investorrelations@nighthawkbio.com